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Exhibit 23
CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Hypercom Corporation on Forms S-8 (File Nos. 333-40457, 333-40459, 333-40461 and 333-40333) of our reports dated July 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Hypercom Corporation as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Phoenix, Arizona
September